      As filed with the Securities and Exchange Commission on May 7, 1999
                          Registration No. 333-________
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 --------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        Under the Securities Act of 1933

                  AMERICAN INTERNATIONAL PETROLEUM CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

            Nevada                                            13-3130236
-------------------------------                          ----------------------
(State or Other Jurisdiction of                            (I.R.S. Employer
Incorporation or Organization)                           Identification Number)

               444 Madison Avenue, Suite 3203, New York, NY 10022
               (Address of principal executive offices)  (zip code)

                  CONSULTANCY AGREEMENT WITH MAXIM TOLOKONNIKOV
                            (Full Title of the Plan)

                  Dr. George N. Faris, Chief Executive Officer
                  AMERICAN INTERNATIONAL PETROLEUM CORPORATION
                               444 Madison Avenue
                            New York, New York 10022
                                 (212) 688-3333
 (Name, Address and telephone number including area code, of agent for service)

A copy of all communications, including communications sent to the agent for service, should be sent to:

                               Charles Snow, Esq.
                             Snow Becker Krauss P.C.
                                605 Third Avenue
                            New York, N.Y. 10158-0125
                                 (212) 687-3860

Approximate date of commencement of proposed sale to the public: Upon filing of this registration statement

                                   CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------
                                         Proposed           Proposed
Title of                                 Maximum            Maximum                   Amount of
Securities to        Amount to be        Offering Price     Aggregate                Registration
be Registered         Registered         Per Share          Offering Price               Fee
-------------        ------------        ----------         --------------           ------------
Common Stock,
$.08 par value      750,000 shs.(1)        $0.88              $666,666                 $185.33


----------------------------

(1) Represents shares which may be issued to Maxim Tolokonnikov for consulting services relating to the acquisition, development and commercial exploitation of gas produced from a gas field in western Kazakstan pursuant to a Consultancy Agreement dated May 20, 1998.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents By Reference

     The following documents filed by the Registrant under the Securities Exchange Act with the Securities and Exchange Commission are incorporated by reference in this registration statement.

     (1) Annual Report on Form 10-K for the fiscal year ended December 31, 1998, including any amendment to that report.

     (2) The description of the common stock contained in the Registrant's Registration Statement on Form 8-A (File No. 0-14905) filed pursuant to Section 12(g) of the Securities Exchange Act, including any amendment or report filed for the purpose of updating that description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     Snow Becker Krauss P.C., counsel to the Registrant, owns 268,212 shares of common stock, and SBK Investment Partners, an investment nominee of Snow Becker Krauss P.C. owns 225,905 shares of common stock, all of which was issued to it for legal fees and disbursements. Snow Becker Krauss P.C. is rendering an opinion upon the validity of the securities being registered hereby.

Item 6.  Indemnification of Directors and Officers.

     Under Section 78.7502 of the Nevada Corporation Law ("NCL"), directors and officers may be indemnified against judgments, fines and amounts paid in settlement and reasonable expenses (including attorneys' fees), actually and reasonably incurred as a result of specified actions or proceedings (including appeals), whether civil or criminal (other than an action by or in the right of the corporation--a "derivative action") if they acted in good faith and for a purpose which they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of derivative actions, except that indemnification only extends to amounts paid in settlement and reasonable expenses (including attorneys' fees) actually and reasonably incurred by them in connection with the defense or settlement of such an action (including appeals), except in respect of a claim, issue or matter as to which such person shall have been finally adjudged to be liable to the corporation, unless and only to the extent a court of competent jurisdiction deems proper.

     In accordance with Section 78.037(1) of the NCL, Article VIII of the Registrant's Certificate of Incorporation, as amended, eliminates the personal liability of the Registrant's directors to the Registrant or its shareholders for monetary damages for breach of their fiduciary duties as directors, with certain limited exceptions set forth in said Article VIII and Section 78.037(1).

     Article VII of the Registrant's Bylaws provides for indemnification of directors, officers and others as follows:

                  "On the terms, to the extent, and subject to the condition prescribed by statute and by such rules and regulations, not inconsistent with statute, as the Board of Directors may in its discretion impose in general or particular cases or classes of cases,
         (a) the Corporation shall indemnify any person made, or threatened to be made, a party to an action or proceeding, civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise which any director or officer of the Corporation served in any capacity at the request of the Corporation, by reason of the fact that he, his testator or intestate, was a director or officer of the joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees of any such action or proceeding, or any appeal therein, and (b) the Corporation may pay, in advance of final disposition of any such action or proceeding, expenses incurred by such person in defending such action or proceeding.

                  On the terms, to the extent, and subject to the conditions prescribed by statute and by such rules and regulations, not inconsistent with statute, as the Board of Directors may in its discretion impose in general or particular cases or classes of cases,
         (a) the Corporation shall indemnify any person made a party to an action by or in the right of the Corporation to procure a judgment in its favor, by reason of the fact that he, his testator or intestate, is or was a director or officer of the Corporation, against the reasonable expenses, including attorneys' fees, actually and necessarily incurred by him in connection with the defense of such action, or in connection with an appeal therein, and (b) the Corporation may pay, in advance of final disposition of any such action, expenses incurred by such person in defending such action or proceeding."

     The Registrant maintains insurance, at its expense, to reimburse itself and directors and officers of the Registrant and of its direct and indirect subsidiaries against any expense, liability or loss arising out of indemnification claims against directors and officers and to the extent otherwise permitted under the NCL.

     INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT MAY BE PERMITTED TO DIRECTORS, OFFICERS OR PERSONS CONTROLLING THE REGISTRANT PURSUANT TO THE FOREGOING PROVISIONS, THE REGISTRANT HAS BEEN INFORMED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE SECURITIES ACT AND IS THEREFORE UNENFORCEABLE.

Item 7.  Exemption From Registration Claimed.

         Not applicable.

Item 8. Exhibits.

Exhibit No.                        Description of Exhibit
-----------                        ----------------------

    5.1           Opinion of Snow Becker Krauss P.C.

    10.1 Form of Consultancy Agreement dated May 20, 1999 among the Registrant, American International Petroleum Corporation Kazakstan and Maxim Tolokonnikov.

    23.1          Consent of Snow Becker Krauss P.C. (included in Exhibit 5.1)

    23.2          Consent of Hein + Associates LLP.

    24.1 Power of Attorney (included on the signature page of this Registration Statement).


Item 9. Required Undertakings.

        The undersigned Registrant hereby undertakes:

        (a)(l) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to any arrangement, provision or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on May 6, 1999.

                                   AMERICAN INTERNATIONAL PETROLEUM CORPORATION



By:  /s/George M. Faris                      By: /s/ Denis J. Fitzpatrick
     --------------------------                 -------------------------------
      George M. Faris                                Denis J. Fitzpatrick
      President and Chief                            Chief Financial Officer
      Executive Officer                              (Principal financial and
      (Principal executive                             accounting officer)
        officer)

                                POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints George
N. Faris or Denis J. Fitzpatrick, his true and lawful attorney-in-fact and agent, with power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying all that said attorney-in-fact and agent or his substitute or substitutes, or any of them, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on May 6, 1999.


         Signature                              Title
         ---------                              -----

/s/ George N. Faris                    President, Chief Executive Officer and
---------------------------            Chairman of the Board of Directors
George N. Faris                        (principal executive officer)


/s/Denis J. Fitzpatrick                Chief Financial Officer
---------------------------            (principal financial
Denis J. Fitzpatrick                   and accounting officer)


                                       Director
---------------------------
Donald G. Rynne


/s/Daniel Y. Kim                       Director
---------------------------
Daniel Y. Kim


/s/ William R. Smart                   Director
---------------------------
William R. Smart


/s/ Richard W. Murphy                  Director
---------------------------
Richard W. Murphy